Exhibit 99.1

Atlas Acquisition Holdings Corp. Announces
Board Approval of Dissolution and Plan of Liquidation

HOBE SOUND, Fla. — February 22, 2010 — Atlas Acquisition Holdings Corp. (“Atlas”) (NYSE AMEX:AXG) (NYSE AMEX:AXG.U) (NYSE AMEX:AXG.WT) today announced that its board of directors had approved the dissolution of Atlas and a related plan of liquidation and distribution pursuant to Section 281(b) of the Delaware General Corporation Law.  Pursuant to its certificate of incorporation, the proposed dissolution and plan of liquidation and distribution will be submitted to Atlas stockholders for approval.  Because Atlas did not consummate a “business combination” within the time frame required by its certificate of incorporation, Atlas is required to dissolve and liquidate in accordance with its certificate of incorporation and Delaware law.

Atlas also announced that it will be filing a Certification and Notice of Termination of Registration on Form 15 for the purpose of deregistering its securities under the Securities Exchange Act of 1934.  On February 16, 2010, the NYSE Amex filed Notifications of Removal from Listing on Form 25 for the purpose of delisting Atlas’ securities.  Atlas will no longer be a public reporting company and its securities will no longer trade on the NYSE Amex.

After stockholder approval, Atlas will file a certificate of dissolution with the Secretary of State of the State of Delaware.  Pursuant to Atlas’ plan of liquidation and distribution, Atlas expects to liquidate its trust account, which consists of proceeds from Atlas’ January 2008 initial public offering, together with the deferred portion of the underwriters’ discounts and commissions.  Liquidating distributions will be payable to holders of shares of Atlas common stock issued in Atlas’ initial public offering that hold shares as of the close of business on February 16, 2010, the date that Atlas’ existence terminated pursuant to its certificate of incorporation and the record date for such distribution.  Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company.  The dissolution process, including the stockholder approval required by Atlas’ certificate of incorporation, will take time and management cannot currently determine when it will commence distribution of the funds in Atlas’ trust account.  The liquidating distribution is expected to be approximately $10.00 per share.  No payments will be made with respect to any of Atlas’ outstanding warrants or shares that were acquired prior to Atlas’ initial public offering.

James N. Hauslein, Chairman of the Board and Chief Executive Officer of Atlas, stated “The exact timing of the liquidating distribution will depend on whether and the extent to which the SEC reviews the required proxy statement relating to stockholder approval of Atlas’ dissolution and plan of liquidation, as well as the cooperation of Atlas stockholders in returning proxies and directing their brokers to vote in favor of the dissolution.  Although there is no assurance, we expect that the liquidating distributions will be made in three to four weeks.”

About Atlas Acquisition Holdings Corp.

Atlas is a special purpose acquisition company formed in 2007 by James N. Hauslein, Chairman of the Board and Chief Executive Officer, and Gaurav V. Burman, President, for the purpose of effecting a business combination.  On January 30, 2008, Atlas completed its initial public offering of 20,000,000 units for an offering price of $10.00 per unit, or an aggregate of $200,000,000.  Each unit consisted of one share of common stock, par value $.001, and one warrant.

Forward-Looking Statements and Other Disclosure

This press release contains, and Atlas’ management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be,” and other expressions that are predictions of or indicate future events, trends, or prospects identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Atlas to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the liquidating distributions referred to above.  There is no assurance that Atlas’ expectations will be realized.  If Atlas’ underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated, or projected.  Atlas’ forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Atlas undertakes no obligation to update forward-looking statements.

Contact:
James N. Hauslein, 212-207-8884
jim@hauslein.com